CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
GUGGENHEIM TAXABLE MUNICIPAL MANAGED DURATION TRUST
THIS Certificate of Amendment to Certificate of Trust of Guggenheim Taxable Municipal Managed Duration Trust (the “Trust”) is being duly executed and filed by the undersigned Trustees to amend the Certificate of Trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C.ss.3801, et. seq.) (the “Delaware Statutory Trust Statute”).
1. Name.  The name of the Trust is Guggenheim Taxable Municipal Managed Duration Trust.
2. Amendment.  The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to “Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust”.
3. Effective Date.  This Certificate of Amendment shall be effective on November 19, 2020.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Trustees of the Trust have duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Delaware Statutory Trust Statute.
/s/ Randall C. Barnes
Randall C. Barnes
As Trustee and not individually

/s/ Angela Brock-Kyle
Angela Brock-Kyle
As Trustee and not individually

/s/ Donald A. Chubb, Jr.
Donald A. Chubb, Jr.
As Trustee and not individually

/s/ Jerry B. Farley
Jerry B. Farley
As Trustee and not individually

/s/ Roman Friedrich III
Roman Friedrich III
As Trustee and not individually

/s/ Thomas F. Lydon, Jr.
Thomas F. Lydon, Jr.
As Trustee and not individually

/s/ Ronald A. Nyberg
Ronald A. Nyberg
As Trustee and not individually

/s/ Sandra G. Sponem
Sandra G. Sponem
As Trustee and not individually

/s/ Ronald E. Toupin, Jr.
Ronald E. Toupin, Jr.
As Trustee and not individually

/s/ Amy J. Lee
Amy J. Lee
As Trustee and not individually